UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, Bernard L. Schwartz notified the Board of Directors of Loral Space & Communications Inc. (the "Company") that, effective March 1, 2006, he would retire from all officer and director positions he holds with the Company and its subsidiaries and affiliates, including his positions as Chairman of the Board and Chief Executive Officer of the Company. A copy of Mr. Schwartz’s letter to the Board of Directors is attached hereto as Exhibit 99.1.

Also on February 1, 2006, the Board of Directors elected Michael B. Targoff as Chief Executive Officer of the Company and Dr. Mark H. Rachesky as non-executive Chairman of the Board, both elections effective upon Mr. Schwartz’s retirement. Mr. Targoff will also continue to serve as Vice Chairman of the Board.

Prior to assuming his new position with the Company, since February 1998, Mr. Targoff, age 61, was founder and principal of Michael B. Targoff & Co., a company which sought active or controlling investments in telecommunications and related industry early stage companies. Prior thereto, from its formation in April 1996 through January 1998, Mr. Targoff was President and Chief Operating Officer of Loral Space & Communications Ltd. Mr. Targoff is Chairman of the Board and Chairman of the Audit Committee of Communication Power Industries, a director and Chairman of the Audit Committee of Leap Wireless International, Inc. and a director of ViaSat, Inc.

Dr. Rachesky, age 46, is a co-founder and the President of MHR Fund Management LLC and affiliates, investment managers of various private investment funds that invest in distressed and deeply undervalued middle-market companies. Dr. Rachesky currently serves on the board of directors of Leap Wireless International, Inc., where he also serves as non-executive Chairman of the Board, Emisphere Technologies, Inc., Neose Technologies, Inc. and NationsHealth Inc.

The Company and Mr. Targoff are currently negotiating the compensation and other terms of Mr. Targoff’s employment with the Company. In connection with the Company’s emergence from chapter 11 on November 21, 2005 and Mr. Targoff’s election as non-executive Vice Chairman of the Company on that date, Mr. Targoff was previously granted, on December 21, 2005, 106,952 seven-year options to purchase common stock of the Company at an exercise price of $28.441 per share and a deferred compensation account having an initial value to $9.441 per share. The terms and conditions of these options and the deferred compensation account are described in the Company’s Current Report on Form 8-K filed on November 23, 2005 (the "November 23 Form 8-K") and in the Company’s 2005 Stock Incentive Plan and form of Option Agreement filed as exhibits thereto. In addition, the Company and Mr. Targoff previously entered into an Officers’ and Directors’ Indemnification Agreement dated November 21, 2005, the terms of which are described in, and a form of which is filed with, the November 23 Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Letter of Bernard L. Schwartz dated February 1, 2006 to the Board of Directors of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

February 2, 2006	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Letter of Bernard L. Schwartz dated February 1, 2006 to the Board of Directors of the Company